UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 19, 2008
Irvine Sensors Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-08402	33-0280334

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3001 Red Hill Avenue, Costa Mesa, California	92626

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (714) 549-8211
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
          On September 19, 2008, the Company entered into a binding Memorandum of Understanding for Settlement and Debt Conversion Agreement (the “MOU”) with its senior lenders, Longview Fund, L.P and Alpha Capital Anstalt (collectively, the “Lenders”) with the intent to effect a global settlement and restructuring of the Company’s outstanding indebtedness payable to the Lenders. As of August 24, 2008, the total principal, interest and related amounts owed by the Company to the Lenders was approximately $18.4 million in connection with the following loans (the “Obligations”):
•	Series 1 and Series 2 senior subordinated secured convertible notes payable to the Lenders in the original principal amount of $10.0 million;

•	Term notes payable to the Lenders in the original principal amount of $8.25 million;

•	Secured promissory note payable to Longview Fund, L.P. (“Longview”) in the original principal amount of $2.0 million;

•	Secured promissory notes (restructuring) payable to the Lenders in the original principal amount of $1.15 million.
          All of the Obligations are secured by the Company’s assets and the Obligations are guaranteed by Optex Systems, Inc., the Company’s wholly-owned subsidiary (“Optex”). The Obligations do not include the contingent secured promissory notes payable to the Lenders in the original principal amount of $1.15 million, which notes will be cancelled in accordance with their terms in the event the Obligations are discharged as set forth in the MOU prior to December 30, 2009. The Obligations also do not include (i) any amounts currently owed to the Lenders arising for indemnification obligations under its loan documents with the Lenders; or (ii) any amounts for expenses, including attorneys fees, incurred or to be incurred by the Lenders in connection with this MOU or the restructuring transactions or enforcement transactions contemplated by the MOU.
          Pursuant to the MOU, the Lenders have indicated that they will deliver to the Company and Optex a notice of the occurrence of an event of default and acceleration of the Obligations and will provide notice under the New York Uniform Commercial Code (“NY UCC”) to conduct a public sale of the assets of Optex in accordance with the NY UCC. The Lenders, or an entity controlled by the Lenders, have agreed to credit bid not less than $15.0 million of the Obligations in this public sale. Following the consummation of such sale, Irvine’s obligations for principal and deferred interest owed to the senior lenders are expected to be less than $4 million.
          Subject to satisfying certain conditions, including the Company’s consummation of specified debt and equity financings, the Lenders have agreed to exchange the residual Obligations for a new class of non-voting convertible preferred stock of the Company. In particular, the Lenders have agreed to exchange $1.0 million of the Obligations remaining after the public sale of the assets of Optex for shares of the new preferred stock upon the completion of a $1.0 million bridge debt financing. The Lenders have also agreed to exchange the balance of the Obligations for shares of the new preferred stock in the event the Company consummates either of the following: (i) securing a new debt facility with net proceeds of at least $2.0 million; or (ii) completing an equity offering with net proceeds of at least $2.0 million. Pursuant to the MOU, the Lenders have provided their consent to the foregoing debt or equity offerings. The new preferred stock will not be issued until the closing of the equity offering described above, or if no such closing occurs, then at a mutually agreed upon time. The conversion of the new preferred stock into shares of the Company’s common stock will be subject to the same conversion blocker as contained in the Company’s existing Series A-1 Preferred Stock.
          The Lenders have agreed to forebear in the exercise of their rights or remedies in the loan documents related to the Obligations or under law with respect to the Company or any of its assets (other than Optex) except to effect the public sale of the Optex assets in accordance with the MOU, to enforce this MOU or to obtain certain indemnification rights, but the forbearance is subject to termination upon the occurrence of certain enumerated events set forth in the MOU.
          The MOU also contemplates an orderly transition of Optex’s operations to maintain its on-going business and obligates the Lenders to negotiate in good faith with the Company regarding a possible future contract manufacturing and consulting relationship following the public sale described above.
          The preceding description of the MOU is qualified in its entirety by reference to the full text of the MOU, which is attached hereto as Exhibit 10.1.

Item 3.02 Unregistered Sales of Equity Securities.
     The disclosures under Item 1.01 are incorporated in this Item 3.02 by reference. As mentioned in Item 1.01 above, the Lenders have agreed to exchange their residual Obligations for a new class of non-voting, convertible preferred stock of the Company, subject to the completion of additional debt and equity financings as discussed above. While the new preferred stock has not yet been created and the terms are still subject to negotiation, the new preferred stock will be convertible into shares of the Company’s common stock at a conversion price equal to the price per share of the common stock issued pursuant to a subsequent equity offering. If an equity offering is not completed within 180 days after the date of the MOU, then the conversion price shall be set at the lowest price offering in such equity offering if determinable. If such price is not determinable, then the conversion price shall be equal to the fair market value (as determined in accordance with Nasdaq’s rules) of the common stock immediately preceding the issuance of such preferred stock. The amount of the residual Obligations will not be ascertainable until after the public sale referenced above and the number of shares issuable upon conversion of the new preferred stock will not be known until such preferred stock is created.
     The issuance of the new preferred stock is expected to be exempt from registration pursuant to Sections 3(a)(9) and 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Memorandum of Understanding for Settlement and Debt Conversion Agreement among the Company, Optex and the Lenders dated September 19, 2008.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2008	IRVINE SENSORS CORPORATION (Registrant)

/s/ JOHN J. STUART, JR. John J. Stuart, Jr. Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Memorandum of Understanding for Settlement and Debt Conversion Agreement among the Company, Optex and the Lenders dated September 19, 2008.